Exhibit 99.1

Home Bancorp Announces 2015 Fourth Quarter And Annual Results And Increases Its Quarterly Dividend

LAFAYETTE, La., Jan. 26, 2016 /PRNewswire/ --

Fourth Quarter 2015 and Annual Highlights:

  Fourth quarter 2015 net income (excluding merger-related expenses) up 28% compared to the previous quarter
  2015 net income (excluding merger-related expenses) up 21% compared to 2014
  Organic loan growth during 2015 was 4%
  Direct energy-related loans totaled 2.9% of outstanding loan portfolio (3.6% including unfunded commitments) at year-end
  Non-performing assets declined $12.6 million, or 44%, during the year

Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $4.0 million for the fourth quarter of 2015, an increase of $1.1 million, or 37%, compared to the third quarter of 2015 and an increase of $1.2 million, or 41%, compared to the fourth quarter of 2014. The fourth and third quarters of 2015 include merger-related expenses, net of taxes, totaling $407,000 and $527,000, respectively, related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). Excluding merger-related expenses, net income for the fourth quarter of 2015 totaled $4.4 million, an increase of 28% compared to the third quarter of 2015 and an increase of 56% compared to the fourth quarter of 2014.

Diluted earnings per share were $0.56 for the fourth quarter of 2015, an increase of $0.15, or 37%, from the third quarter of 2015 and an increase of $0.16, or 40%, compared to the fourth quarter of 2014. Excluding merger-related expenses, diluted earnings per share for the fourth quarter of 2015 were $0.62, an increase of 27% from the third quarter of 2015 and an increase of 55% compared to the fourth quarter of 2014.

Net income for the year ended December 31, 2015 was a record $12.6 million, an increase of $2.7 million, or 27%, compared to 2014. Excluding merger-related expenses, net of taxes, of $1.2 million and $1.5 million incurred during 2015 and 2014, respectively, net income for the year ended December 31, 2015 was $13.7 million, an increase of 21% compared to 2014.

Diluted earnings per share for 2015 were a record $1.79, an increase of 26% compared to $1.42 in 2014. Excluding merger-related expenses, 2015 diluted earnings per share were $1.96, an increase of 20% compared to 2014.

"2015 was another amazing year of growth for our company," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "We owe our success to our many dedicated and energized Home Bank colleagues who do an exceptional job taking care of our customers and one another each and every day."

"Although fears over energy prices dominated the headlines in 2015, we had a successful year reducing our nonperforming assets," continued Bordelon.

The Company also announced that its Board of Directors increased its cash dividend $0.01 to $0.09 per share payable on February 19, 2016, to shareholders of record as of February 8, 2016.

Acquisition of Louisiana Bancorp, Inc.

As previously reported, the Company completed its acquisition of Louisiana Bancorp, the former holding company of Bank of New Orleans ("BNO") of Metairie, Louisiana on September 15, 2015. As a result of the transaction, the Company acquired $351.1 million of assets, including loans of $281.6 million, and $291.3 million in deposits and other liabilities. Shareholders of Louisiana Bancorp received $24.25 per share in cash, yielding an aggregate purchase price of $70.0 million.

Loans and Credit Quality

Loans totaled $1.2 billion at December 31, 2015, an increase of $16.7 million, or 1%, from September 30, 2015, and an increase of $315.4 million, or 35%, from December 31, 2014. Loan growth during the fourth quarter of 2015 related primarily to construction and land (up $14.0 million) and commercial and industrial (up $9.9 million) loans, which were partially offset by decreases in commercial real estate (down $4.7 million) and multi-family residential loans (down $1.9 million).

The vast majority of the increase in loans outstanding at December 31, 2015 compared to December 31, 2014 resulted from the acquisition of Louisiana Bancorp. The Company acquired $281.6 million of loans from Louisiana Bancorp. Organic loan growth during 2015 totaled $33.7 million, or 4%.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	December 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$391,266	$233,249	$158,017	68%
Home equity loans and lines	94,060	56,000	38,060	68
Commercial real estate	405,379	352,863	52,516	15
Construction and land	116,775	89,154	27,621	31
Multi-family residential	43,863	27,375	16,488	60
Total real estate loans	1,051,343	758,641	292,702	39
Other loans:
Commercial and industrial	125,108	104,446	20,662	20
Consumer	47,915	45,881	2,034	4
Total other loans	173,023	150,327	22,696	15
Total loans	$1,224,366	$908,968	$315,398	35%

Nonperforming assets ("NPAs") totaled $15.9 million at December 31, 2015, a decrease of $4.9 million, or 23%, compared to September 30, 2015 and a decrease of $12.6 million, or 44%, compared to December 31, 2014. Of the $15.9 million in total NPAs at December 31, 2015, an aggregate of $10.2 million related to our acquisitions of Statewide Bank, GS Financial Corp, Britton & Koontz Capital Corporation and Louisiana Bancorp. The ratio of total NPAs to total assets was 1.03% at December 31, 2015, compared to 1.34% at September 30, 2015 and 2.33% at December 31, 2014. Excluding acquired assets, the ratio of NPAs was 0.51% at December 31, 2015, compared to 0.65% at September 30, 2015 and 0.56% at December 31, 2014.

The Company recorded net loan charge-offs of $54,000 during the fourth quarter of 2015, compared to net loan charge-offs of $103,000 and $175,000 in the third quarter of 2015 and the fourth quarter of 2014, respectively. The Company's provision for loan losses for the fourth quarter of 2015 was $670,000, compared to $569,000 for the third quarter of 2015 and $516,000 for the fourth quarter of 2014.

The ratio of the allowance for loan losses to total loans was 0.78% at December 31, 2015, compared to 0.74% and 0.85% at September 30, 2015 and December 31, 2014, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.15% at December 31, 2015, compared to 1.12% and 1.04% at September 30, 2015 and December 31, 2014, respectively.

The balance of loans to companies in the energy sector totaled $35.4 million, or 2.9%, of our outstanding loan portfolio at December 31, 2015. In addition to outstanding loans at December 31, 2015, we also had unfunded loan commitments to companies in the energy sector amounting to $8.9 million at such date. Based upon our analysis of the risk elements in our loan portfolio, including continued low energy prices, the Company increased its allowance for loan losses on organic loans by 11 basis points, or $873,000, during 2015. The Company remains in close contact with our energy company borrowers, and continues to monitor economic data to assess the potential indirect impact of low energy prices on our loan portfolio.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $190.7 million at December 31, 2015, a decrease of $14.5 million, or 7%, from September 30, 2015, and an increase of $4.2 million, or 2%, from December 31, 2014. The Company acquired $36.4 million of investment securities from Louisiana Bancorp at acquisition date, and subsequently sold a total of $12.3 million of the acquired investments in 2015. The decrease in the fourth quarter of 2015 compared to the third quarter of 2015 was primarily the result of pay downs and maturities.

At December 31, 2015, the Company had a net unrealized gain position on its investment securities portfolio of $1.3 million, compared to net unrealized gains of $2.9 million and $2.0 million at September 30, 2015 and December 31, 2014, respectively. The Company's investment securities portfolio had a modified duration of 3.3 years at December 31, 2015, compared to 3.5 and 3.8 years at September 30, 2015 and December 31, 2014, respectively.

Deposits

Total deposits were $1.2 billion at December 31, 2015, an increase of $22.5 million, or 2%, from September 30, 2015, and an increase of $250.6 million, or 25%, from December 31, 2014. During the fourth quarter of 2015, core deposits (i.e., checking, savings and money market accounts) increased $41.0 million, or 4%, from September 30, 2015, and increased $194.6 million, or 25%, from December 31, 2014.

The vast majority of the increase in total deposits outstanding at December 31, 2015 compared to December 31, 2014 resulted from the acquisition of Louisiana Bancorp. The Company acquired $208.7 million of deposits from Louisiana Bancorp at the acquisition date. The increase in core deposits at December 31, 2015 compared to December 31, 2014 related primarily to core deposits acquired from Louisiana Bancorp. The Company acquired $118.1 million in core deposits from Louisiana Bancorp at the acquisition date.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	December31,	December31,	Increase / (Decrease)
(dollars in thousands)	2015	2014	Amount	Percent
Demand deposit	$296,617	$267,660	$28,957	11%
Savings	109,393	81,145	28,248	35
Money market	293,637	219,456	74,181	34
NOW	267,707	204,536	63,171	31
Certificates of deposit	276,863	220,775	56,088	25
Total deposits	$1,244,217	$993,572	$250,645	25%

Net Interest Income

Net interest income for the fourth quarter of 2015 totaled $15.8 million, an increase of $2.2 million, or 16%, compared to the third quarter of 2015, and an increase of $2.8 million, or 22%, compared to the fourth quarter of 2014. The addition of Louisiana Bancorp's earning assets accounted for the vast majority of the comparative increases. The Company's net interest margin was 4.36% for the fourth quarter of 2015, 19 basis points lower than the third quarter of 2015 and 15 basis points lower than the fourth quarter of 2014. The decrease in the net interest margin in the fourth quarter of 2015 was primarily the result of the full quarter impact of Louisiana Bancorp's interest-earning assets and interest-bearing liabilities.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	December 31, 2015		September 30, 2015		December 31, 2014
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$784,654	5.10%	$753,791	5.06%	$705,556	5.36%
Acquired loans	431,580	5.38	215,481	6.84	202,346	6.18
Total loan receivable	1,216,234	5.20	969,272	5.46	907,902	5.54
Investment securities (TE)	195,250	2.23	192,023	2.16	188,119	2.17
Other interest-earning assets	21,649	0.92	18,651	1.08	39,306	0.44
Total interest-earning assets	1,433,133	4.73	1,179,946	4.85	1,135,327	4.81

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	658,882	0.24	575,185	0.22	504,620	0.22
Certificates of deposit	285,473	0.77	224,206	0.72	222,464	0.74
Total interest-bearing deposits	944,355	0.40	799,391	0.36	727,084	0.38
Securities sold under repurchase agreements	-	0.00	4,093	0.20	20,467	0.37
FHLB advances	138,045	1.09	52,097	1.24	82,479	0.57
Total interest-bearing liabilities	$1,082,400	0.49	$855,581	0.42	$830,030	0.40

Net interest spread (TE)		4.24%		4.43%		4.41%
Net interest margin (TE)		4.36%		4.55%		4.51%

Noninterest Income

Noninterest income for the fourth quarter of 2015 totaled $2.5 million, an increase of $258,000, or 12%, compared to the third quarter of 2015 and an increase of $349,000, or 17%, compared to the fourth quarter of 2014. The increase in noninterest income in the fourth quarter of 2015 compared to the third quarter of 2015 resulted primarily from an increase in other income (up $321,000 due primarily to the absence of a net loss incurred on the sale of a fixed asset in the third quarter of 2015).

The increase in noninterest income in the fourth quarter of 2015 compared to the fourth quarter of 2014 resulted primarily from increases in other income (up $120,000), gains on the sale of mortgage loans (up $105,000) and service fees and charges (up $98,000) due primarily to the Louisiana Bancorp acquisition and increased customer transactions.

Noninterest Expense

Noninterest expense for the fourth quarter of 2015 totaled $11.6 million, an increase of $1.0 million, or 10%, compared to the third quarter of 2015 and an increase of $1.4 million, or 14%, compared to the fourth quarter of 2014. The increases primarily relate to the growth of the Company due to the addition of the former branches and employees of Louisiana Bancorp. Noninterest expense for the fourth and third quarters of 2015 includes $563,000 and $593,000, respectively, of merger-related expenses related to the acquisition of Louisiana Bancorp.

The increase in noninterest expense in the fourth quarter of 2015 compared to the third quarter of 2015 resulted primarily from higher compensation and benefits (up $677,000), data processing and communications (up $238,000), other expenses (up $181,000), occupancy expense (up $101,000), which were partially offset by lower professional service fees (down $255,000). Excluding merger-related expenses, noninterest expense for the fourth quarter of 2015 totaled $11.0 million, an increase of $1.1 million, or 11%, compared to the third quarter of 2015.

The increase in noninterest expense for the fourth quarter of 2015 compared to the fourth quarter of 2014 resulted primarily from increases in compensation and benefits (up $851,000), other expenses (up $268,000), franchise and shares tax (up $179,000), data processing and communications (up $178,000), and professional fees (up $160,000), which were partially offset by decreases in expenses on foreclosed assets (down $258,000). Excluding merger-related expenses, noninterest expense for the fourth quarter of 2015 increased $810,000, or 8%, compared to the fourth quarter of 2014.

Non-GAAP Reconciliation

	Fourth Quarter	Fourth Quarter	Year Ended	Year Ended
(dollars in thousands)	2015	2014	December 31, 2015	December 31, 2014

Reported noninterest expense	$11,553	$10,176	$42,022	$41,772
Less: Merger-related expenses	563	-	1,411	2,286
Non-GAAP noninterest expense	$10,990	$10,176	$40,611	$39,486

Reported net income	$3,963	$2,809	$12,550	$9,872
Add: Merger-related expenses (after tax)	407	-	1,166	1,497
Non-GAAP net income	$4,370	$2,809	$13,716	$11,369

Diluted EPS	$0.56	$0.40	$1.79	$1.42
Add: Merger-related expenses	0.06	-	0.17	0.22
Non-GAAP EPS	$0.62	$0.40	$1.96	$1.64

Total equity	$165,046	$154,144	$165,046	$154,144
Less: Intangibles	15,304	4,266	15,304	4,266
Non-GAAP tangible equity	$149,742	$149,878	$149,742	$149,878

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2014, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,	%	September 30,
	2015	2014	Change	2015
Assets
Cash and cash equivalents	$ 24,797,599	$ 29,077,907	(15)%	$ 23,538,879
Interest-bearing deposits in banks	5,143,585	5,526,000	(7)	5,762,285
Investment securities available for sale, at fair value	176,762,200	174,800,516	1	190,762,087
Investment securities held to maturity	13,926,861	11,705,470	19	14,408,624
Mortgage loans held for sale	5,651,250	4,516,835	25	7,170,285
Loans, net of unearned income	1,224,365,916	908,967,871	35	1,207,709,500
Allowance for loan losses	(9,547,487)	(7,759,500)	23	(8,931,507)
Total loans, net of allowance for loan losses	1,214,818,429	901,208,371	35	1,198,777,993
Office properties and equipment, net	40,815,744	37,964,714	8	42,264,398
Cash surrender value of bank-owned life insurance	19,666,900	19,163,110	3	19,543,520
Accrued interest receivable and other assets	50,329,032	37,451,687	34	55,682,411
Total Assets	$ 1,551,911,600	$ 1,221,414,610	27	$ 1,557,910,482

Liabilities
Deposits	$ 1,244,216,516	$ 993,572,593	25%	$ 1,221,687,666
Securities sold under repurchase agreements	-	20,370,892	-	-
Federal Home Loan Bank advances	125,152,598	47,500,000	164	153,444,516
Accrued interest payable and other liabilities	17,496,132	5,827,369	200	20,492,194
Total Liabilities	1,386,865,246	1,067,270,854	30	1,395,624,376

Shareholders' Equity
Common stock	72,399	90,088	(20)%	72,252
Additional paid-in capital	76,948,914	93,332,108	(18)	76,486,634
Treasury stock	-	(28,572,891)	-	-
Common stock acquired by benefit plans	(4,711,260)	(5,112,340)	(8)	(4,822,040)
Retained earnings	91,864,543	93,101,915	(1)	88,646,324
Accumulated other comprehensive income	871,758	1,304,876	(33)	1,902,936
Total Shareholders' Equity	165,046,354	154,143,756	7	162,286,106
Total Liabilities and Shareholders' Equity	$ 1,551,911,600	$ 1,221,414,610	27	$ 1,557,910,482

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Year Ended
	December 31,		%	December 31,		%
	2015	2014	Change	2015	2014	Change
Interest Income
Loans, including fees	$ 16,049,010	$ 12,775,683	26%	$ 54,466,025	$ 50,273,076	8%
Investment securities	992,658	928,976	7	3,743,983	3,886,520	(4)
Other investments and deposits	49,961	43,562	15	199,646	162,965	23
Total interest income	17,091,629	13,748,221	24	58,409,654	54,322,561	8

Interest Expense
Deposits	957,044	697,123	37%	3,072,725	2,742,106	12%
Securities sold under repurchase agreements	-	18,839	(100)	39,126	72,986	(46)
Federal Home Loan Bank advances	378,127	118,324	220	753,542	468,327	61
Total interest expense	1,335,171	834,286	60	3,865,393	3,283,419	18
Net interest income	15,756,458	12,913,935	22	54,544,261	51,039,142	7
Provision for loan losses	669,604	516,400	30	2,070,894	2,364,358	(12)
Net interest income after provision for loan losses	15,086,854	12,397,535	22	52,473,367	48,674,784	8

Noninterest Income
Service fees and charges	1,063,195	965,093	10%	3,937,797	3,746,580	5%
Bank card fees	590,388	576,973	2	2,413,459	2,178,194	11
Gain on sale of loans, net	408,329	302,984	35	1,527,721	1,212,157	26
Income from bank-owned life insurance	123,380	115,816	7	503,790	458,163	10
Gain on the sale of securities, net	4,227	-	-	7,279	1,826	299
Other income	265,363	145,169	83	379,473	577,858	(34)
Total noninterest income	2,454,882	2,106,035	17	8,769,519	8,174,778	7

Noninterest Expense
Compensation and benefits	6,944,659	6,093,923	14%	25,035,862	24,386,501	3%
Occupancy	1,319,542	1,250,883	6	4,875,945	4,670,318	4
Marketing and advertising	134,162	223,661	(40)	486,341	919,483	(47)
Data processing and communication	1,211,982	1,033,923	17	4,044,553	4,430,519	(9)
Professional fees	393,598	233,853	68	1,755,286	1,159,814	51
Forms, printing and supplies	188,515	163,014	16	596,748	662,074	(10)
Franchise and shares tax	200,046	20,904	857	650,461	574,060	13
Regulatory fees	271,091	276,236	(2)	1,122,254	1,066,999	5
Foreclosed assets, net	(34,525)	223,660	(115)	443,228	996,633	(56)
Other expenses	923,833	656,238	41	3,011,748	2,905,191	4
Total noninterest expense	11,552,903	10,176,295	14	42,022,426	41,771,592	1
Income before income tax expense	5,988,833	4,327,275	38	19,220,460	15,077,970	28
Income tax expense	2,025,942	1,518,285	33	6,670,559	5,206,383	28
Net income	$ 3,962,891	$ 2,808,990	41	$ 12,549,901	$ 9,871,587	27

Earnings per share - basic	$ 0.59	$ 0.43	37%	$ 1.87	$ 1.51	24%
Earnings per share - diluted	$ 0.56	$ 0.40	40	$ 1.79	$ 1.42	26

Cash dividends declared per common share	$ 0.09	$ 0.07		$ 0.30	$ 0.07

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three Months Ended
	December 31,		%	September 30,	%
	2015	2014	Change	2015	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 17,092	$ 13,749	24%	$ 14,425	19%
Total interest expense	1,335	834	60	894	49
Net interest income	15,757	12,915	22	13,531	17
Provision for loan losses	670	516	30	569	18
Total noninterest income	2,455	2,106	17	2,197	12
Total noninterest expense	11,553	10,177	14	10,522	10
Income tax expense	2,026	1,518	34	1,737	17
Net income	$ 3,963	$ 2,810	41	$ 2,900	37

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,552,402	$ 1,246,033	25%	$ 1,285,302	21%
Total interest-earning assets	1,433,133	1,135,327	26	1,179,946	22
Totals loans	1,216,234	907,902	34	969,272	26
Total interest-bearing deposits	944,355	727,084	30	799,391	18
Total interest-bearing liabilities	1,082,400	830,030	30	855,581	27
Total deposits	1,232,109	988,483	25	1,064,384	16
Total shareholders' equity	164,100	153,438	7	161,033	2

SELECTED RATIOS(1)
Return on average assets	1.02%	0.90%	13%	0.90%	13%
Return on average equity	9.66	7.32	32	7.20	34
Efficiency ratio(2)	63.44	67.75	(6)	66.90	(5)
Average equity to average assets	10.57	12.31	(14)	12.53	(16)
Tier 1 leverage capital ratio(3)	11.65	12.01	(3)	10.12	15
Total risk-based capital ratio(3)	12.48	17.98	(31)	12.01	4
Net interest margin(4)	4.36	4.51	(3)	4.55	(4)

PER SHARE DATA
Basic earnings per share	$ 0.59	$ 0.43	37%	$ 0.43	37%
Diluted earnings per share	0.56	0.40	40	0.41	37
Book value at period end	22.80	21.64	5	22.46	2
Tangible book value at period end	20.68	21.04	(2)	20.26	2

PER SHARE DATA
Shares outstanding at period end	7,239,821	7,123,442	2%	7,225,311	-%
Weighted average shares outstanding
Basic	6,760,307	6,608,832	2%	6,743,179	-%
Diluted	7,045,275	6,985,942	1	7,022,484	-

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Estimated capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	December 31, 2015			September 30, 2015			December 31, 2014
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 7,162	$ 5,651	$ 12,813	$ 9,495	$ 5,512	$ 15,007	$ 19,438	$ 3,843	$ 23,281
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	7,162	5,651	12,813	9,495	5,512	15,007	19,438	3,843	23,281
Foreclosed assets	3,012	116	3,128	4,094	1,723	5,817	3,380	1,835	5,215
Total nonperforming assets	10,174	5,767	15,941	13,589	7,235	20,824	22,818	5,678	28,496
Performing troubled debt restructurings	492	798	1,290	498	876	1,374	510	214	724
Total nonperforming assets and troubled debt restructurings
	$ 10,666	$ 6,565	$ 17,231	$ 14,087	$ 8,111	$ 22,198	$ 23,328	$ 5,892	$ 29,220

Nonperforming assets to total assets			1.03%			1.34%			2.33%
Nonperforming loans to total assets			0.83			0.96			1.91
Nonperforming loans to total loans			1.05			1.24			2.56
Allowance for loan losses to nonperforming assets			59.89			42.89			27.23
Allowance for loan losses to nonperforming loans			74.51			59.52			33.33
Allowance for loan losses to total loans			0.78			0.74			0.85

Year-to-date loan charge-offs			$ 562			$ 377			$ 1,715
Year-to-date loan recoveries			279			148			192
Year-to-date net loan charge-offs			$ 283			$ 229			$ 1,523
Annualized YTD net loan charge-offs to total loans			0.02%			0.03%			0.29%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.  Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due.  Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)	Asset quality information includes certain assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are included in "Acquired" assets.

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960